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           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Post-Effective Amendment No. 38 to Registration Statement No. 2-82510 on Form N-1A of our report dated February 22, 2006, relating to the financial statements and financial highlights of Morgan Stanley Variable Investment Series (the "Fund"), including the Money Market Portfolio, Limited Duration Portfolio, Income Plus Portfolio, High Yield Portfolio, Utilities Portfolio, Income Builder Portfolio, Dividend Growth Portfolio, Global Dividend Growth Portfolio, European Equity Portfolio, Equity Portfolio, S&P 500 Index Portfolio, Global Advantage Portfolio, Aggressive Equity Portfolio, Information Portfolio and Strategist Portfolio, appearing in the Annual Report on Form N-CSR of the Fund for the year ended December 31, 2005, and to the references to us on the cover page of the Statement of Additional Information and under the captions "Financial Highlights" in the Prospectuses and "Custodian and Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, which are part of such Registration Statement.

Deloitte & Touche LLP
New York, New York
April 19, 2006